Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On May 20, 2015, TOT Group Europe, Ltd. and TOT Group Russia LLC (collectively, the “Purchasers”), each a subsidiary of Net Element, Inc. (the “Company”), entered into an Acquisition Agreement (the "Agreement") with Maglenta Enterprises Inc. and Champfremont Holding Ltd. (collectively, the “Sellers”) to acquire all of the issued and outstanding equity interests of PayOnline System LLC, Innovative Payment Technologies LLC, Polimore Capital Limited and Brosword Holding Limited (collectively, “PayOnline”). PayOnline’s business includes the operation of a protected payment processing system to accept bank card payments for goods and services. The Purchasers are entitled to the full economic benefit from the acquisition of PayOnline from the effective date of the Agreement.

Purchase consideration is a combination of $3.6 million in cash, and restricted Common shares with a value of $3.6 million, payable in five quarterly installments and, if applicable, the extra earn out payments based on a multiple of EBITDA. The Agreement sets forth the determination of the value of such shares based on the closing sales price on the date before each applicable payment date.

The Purchasers have provided the Sellers with guarantee that the value of the stock held at the end of the 12-month period following the issuance of restricted Common shares (“Guarantee Period”) will not be less than the value at the date of issuance of such stock. Subject to certain conditions, if at the end of the Guarantee Period the value of any such remaining stock is less than the value of such stock at the date of the issuance of such stock, the Purchasers will pay a cash amount equaling the difference between such values.

The following unaudited pro forma condensed consolidated financial information is based on this historical consolidated financial information of the Company and PayOnline and has been prepared to reflect the proposed Acquisition and related financing transactions. The Company financed the cash component of the Acquisition, including the payment of related fees and expenses, with proceeds from the issuance of $5.5 million of Series A, 9% Convertible Preferred Stock.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of operating results that would have been achieved had the Acquisition been completed at January 1, 2014 and does not intend to project the future financial results of the Company after the Acquisition. The unaudited pro forma condensed consolidated balance sheet does not purport to reflect what the Company’s financial condition would have been had the transaction closed on March 31, 2015 or for any future or historical period. The unaudited pro forma condensed consolidated statements of operations and balance sheet do not reflect the transaction costs of the Acquisition, the costs of any integration activities or benefits from the Acquisition and synergies that may be derived.

The unaudited pro forma condensed consolidated balance sheet combines the consolidated balance sheet of the Company and PayOnline at March 31, 2015, as if the Acquisition occurred at that date. The interim unaudited pro forma condensed consolidated statement of operations combines the unaudited statement of operations for the Company and PayOnline for the three months ended March 31, 2015. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 combines the audited statements of operations of the Company PayOnline for the year ended December 31, 2014. The unaudited pro forma condensed consolidated statements of operations are prepared as if the Acquisition occurred on January 1, 2014.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following information:

•	Notes to the unaudited pro forma condensed consolidated financial information.

•	Net Element, Inc.’s Current Report on Form 8-K filed May 27, 2015, including the exhibits thereto.

•	Unaudited interim financial statements of the Company at and for the three months ended March 31, 2015, which are included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015.

•	Audited financial statements of the Company at and for the year ended December 31, 2014, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

•	Unaudited interim financial information of PayOnline at and for the three months ended March 31, 2015 which are included in Exhibit 99.1 of this Current Report on Form 8-K/A.

•	Audited financial information of PayOnline at December 31, 2014 and for the years ended December 31, 2014 and 2013 which are included in Exhibit 99.2 of this Current Report on Form 8-K/A.

NET ELEMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2015

	Net Element, Inc.	PayOnline	Pro Forma Adj		Pro Forma Consolidated
ASSETS
Current assets:
Cash	$766,279	$369,542	$1,540,520	(a)(b)	$2,676,341
Accounts receivable, net	3,275,720	151,476			3,427,196
Prepaid expenses and other assets	755,674	36,574			792,248
Total current assets, net	4,797,673	557,592	1,540,520		6,895,785
Fixed assets, net	60,850	69,100	-		129,950
Intangible assets, net	2,273,695	296,116	6,260,310	(a)	8,830,121
Goodwill	6,671,750	-			6,671,750
Other long term assets	225,189	-	-		225,189
Total assets	$14,029,157	$922,808	$7,800,830		$22,752,795

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,398,814	$-	$-		$3,398,814
Deferred revenue	437,625	-	-		437,625
Accrued expenses	2,372,425	192,111	-		2,564,536
Notes payable (current portion)	318,405	89,646	-		408,051
Due to related parties	125,000	-	-		125,000
Total current liabilities	6,652,269	281,757	-		6,934,026
Note payable (non-current portion)	3,646,595	-	-		3,646,595
Total liabilities	10,298,864	281,757	-		10,580,621

STOCKHOLDERS' EQUITY
Preferred stock ($1,000 par value)	-	-	5,500,000	(b)	5,500,000
Common stock ($.0001 par value, 200,000,000 shares authorized)	4,618	-	477	(a)	5,095
Paid in capital	137,290,970	-	3,599,523	(a)	140,890,493
Stock subscription receivable	(1,111,130)	-	-		(1,111,130)
Accumulated other comprehensive loss	(1,359,628)	-	-		(1,359,628)
Accumulated deficit	(131,355,552)	-	(658,119	)(a)(b)	(132,013,671)
Net assets of PayOnline	-	641,051	(641,051	)(a)	-
Noncontrolling interest	261,015	-	-		261,015
Total stockholders' equity	3,730,293	641,051	7,800,830		12,172,174
Total liabilities and stockholders' equity	$14,029,157	$922,808	$7,800,830		$22,752,795

See accompanying notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

NET ELEMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2014

	Net Element, Inc.	PayOnline	Pro Forma Adj		Pro Forma Consolidated

Net revenues	$21,194,461	$6,729,228	$-		$27,923,689

Costs and expenses:
Cost of revenues	15,883,681	4,595,623	-		20,479,304
General and administrative (includes $4,267,334 of share based compensation for the twelve months ended December 31, 2014)	11,353,244	1,619,259	359,480	(e)	13,331,983
Recovery of provision for loan losses	(1,153,147)	-	-		(1,153,147)
Depreciation and amortization	2,358,136	85,826	1,977,325	(g)	4,421,287
Total costs and operating expenses	28,441,914	6,300,708	2,336,805		37,079,427
Income (Loss) from operations	(7,247,453)	428,520	(2,336,805)		(9,155,738)
Interest expense, net	(3,705,694)	-	-		(3,705,694)
Gain on change in fair value and settlement of beneficial conversion derivative	5,569,158	-	478,261	(d)	6,047,419
Loss on debt extinguishment	(6,184,219)	-	-		(6,184,219)
Gain on debt restructure	1,596,000	-	-		1,596,000
Loss from asset disposal	(87,151)	-	-		(87,151)
Other expense	(155,407)	-	-		(155,407)
Income (Loss) from continuing operations before income taxes	(10,214,766)	428,520	(1,858,544)		(11,644,790)
Income taxes	-	-	-		-
Income (Loss) from continuing operations	(10,214,766)	428,520	(1,858,544)		(11,644,790)
Net loss attributable to the noncontrolling interest	29,250	-	-		29,250
Net income (loss) from continuing operations attributable to Net Element, Inc.	(10,185,516)	428,520	(1,858,544)		(11,615,540)
Dividends for the benefit of preferred stockholders	-	-	(1,548,068)	(c)	(1,548,068)
Foreign currency translation	(1,080,911)	-	-		(1,080,911)
Comprehensive Income (loss)	$(11,266,427)	$428,520	$(3,406,612)		$(14,244,519)

Loss per share - basic and diluted	$(0.27)				$(0.29)

Weighted average number of common shares outstanding - basic and diluted	37,255,052		2,503,781	(f) (h)	39,758,833

See accompanying notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

NET ELEMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED MARCH 31, 2015

	Net Element, Inc.	PayOnline	Pro Forma Adj		Pro Forma Consolidated

Net revenues	$5,540,207	$1,202,878	$-		$6,743,085

Costs and operating expenses:
Cost of revenues	4,614,072	802,092	-		5,416,164
General and administrative (includes $601,371 and $52,050 of share based compensation for the three months ended March 31, 2015 and 2014 respectively)	2,637,469	307,675	-		2,945,144
Provision for bad debts	9,331	-	-		9,331
Depreciation and amortization	438,769	18,637	494,331	(j)	951,737
Total costs and operating expenses	7,699,641	1,128,404	494,331		9,322,376
Income (loss) from operations	(2,159,434)	74,474	(494,331)		(2,579,291)
Interest expense, net	(117,594)	-	-		(117,594)
Other income (expense)	29,073	-	-		29,073
Net income (loss) before income taxes	(2,247,955)	74,474	(494,331)		(2,667,812)
Income taxes	-	-	-		-
Net income (loss)	(2,247,955)	74,474	(494,331)		(2,667,812)
Net loss attributable to the noncontrolling interest	8,747	-	-		8,747
Net income (loss) attributable to Net Element, Inc. shareholders	(2,239,208)	74,474	(494,331)		(2,659,065)
Foreign currency translation	(108,167)		-		(108,167)
Comprehensive income (loss)	$(2,347,375)	$74,474	$(494,331)		$(2,767,232)

Loss per share - basic and diluted	$(0.05)				$(0.05)

Weighted average number of common shares outstanding - basic and diluted	46,057,972		7,974,441	(i)(k)	54,032,413

See accompanying notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1. Basis of Presentation

The unaudited pro forma condensed combined consolidated financial information presented here is based on the historical consolidated financial information of Net Element, Inc. (the “Company”) and PayOnline System LLC, Innovative Payment Technologies LLC, Polimore Capital Limited and Brosword Holding Limited (collectively, “PayOnline”). The unaudited pro forma condensed statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 assume the Company’s acquisition of PayOnline (the “Acquisition”) had been completed at January 1, 2014. The unaudited pro forma condensed consolidated balance sheet at March 31, 2015 assumes the Acquisition and related financings were completed on that date.

Pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet are based on items that are directly attributable to the proposed Acquisition and related financings and that are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are based on items directly attributable to the proposed Acquisition and related financings and are factually supportable and expected to have a continuing impact on the Company.

At this time, the Company has not completed detailed valuation analyses to determine the fair values of PayOnline’s assets and liabilities. Accordingly, the unaudited pro forma condensed consolidated financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material.

2. Transaction Summary

The estimated purchase consideration and preliminary estimate of related excess purchase consideration over book value of net assets acquired are as follows:

Cash paid for PayOnline Business	$3,600,000

Stock paid for PayOnline Business *	3,600,000

Total	$7,200,000

* At the end of the 12-month period (“Guarantee Period”) following the issuance of restricted shares of the Company's common stock to Maglenta Enterprises Inc. and Champfremont Holding Ltd. (collectively, the “Sellers”), TOT Group Europe, Ltd. and TOT Group Russia LLC (collectively, the “Purchasers”) will guaranty that the value of such stock then not sold by the Sellers will not be less than the value of such at the date of the issuance of such stock. Subject to certain conditions, if at the end of the Guarantee Period the value of the any such remaining stock is less than the value of such stock at the date of the issuance of such stock, the Purchasers will pay a cash amount equaling the difference between such values.

Preliminary Purchase Price Allocation:

Fair Value Estimate

Gateway and Platform Software	$3,000,000
Merchant and Consumer Customers	1,866,258
Contract with SD Ventures	1,000,000
PCI Level 1 Compliant	500,000
Domain Names	312,220
Cash	512,736
Accounts Receivable	254,587
Fixed Assets (net)	98,230
Other Assets	32,532
Total Assets	$7,576,563

Accounts Payable and Accrued Expenses	$125,615
Other Current Liabilities	54,457
Related Party Payable	95,917
Other Liabilities	100,574
Total Liabilities	376,563
Net Assets	$7,200,000

The Company has not recognized the deferred tax impact of the purchase accounting adjustments, pending final determination of fair values.

The pro forma presentation does not reflect any voluntary conversion of preferred stock.

For purposes of preparing this unaudited pro forma condensed consolidated financial information, the Company has assumed that funding for the cash component of the Acquisition comes from the issuance of the Company’s Series A Convertible Preferred Stock, $1,000 par value (the “Preferred Stock”).

3. Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet includes adjustments made to historical financial information that were calculated assuming the Acquisition had been completed at March 31, 2015. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The adjustments reflect management’s preliminary estimates of the purchase price allocation, which may change upon finalization of appraisals and other valuation studies that are in process.

The unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) include adjustments made to historical financial information that were calculated assuming the Acquisition had been completed at January 1, 2014. The unaudited pro forma condensed consolidated financial information does not include the impact of potential cost savings or other operating efficiencies that could result from the Acquisition.

The following items resulted in adjustments reflected in the unaudited pro forma condensed consolidated financial information.

Pro Forma Balance Sheet Adjustments

a.	Purchase accounting to record the purchase of PayOnline consisted of estimating fair value of PayOnline’s net assets acquired. The following assets were adjusted to their estimated fair value:

Preliminary Purchase Price Allocation:

	Fair Value Estimate	Book Value	Adjustment
Gateway and Platform Software	$3,000,000	$405,948	$2,594,052
Merchant and Consumer Customers	1,866,258	-	1,866,258
Contract with SD Ventures	1,000,000	-	1,000,000
PCI Level 1 Compliant	500,000	-	500,000
Domain Names	312,220	12,220	300,000
			$6,260,310

b.	Net Element has issued 5,500 shares of Preferred Stock to fund a portion of the Acquisition. Dividends can be paid in cash or shares of the Company’s common Stock. The calculation of pro forma dividend expense for the periods presented was calculated using 92% of the Volume Weighted Average Price (VWAP) at the end of each month the preferred shares are estimated to be outstanding. In addition, related stock issuance costs of $359,480 were deducted from retained earnings for underwriting and associated fees.

Pro Forma Income Statement Adjustments for the Twelve Months Ended December 31, 2014

c.	The dividend for Preferred Stock issued to fund the cash portion of PayOnline purchase price was calculated using the Volume Weighted Average Price (VWAP) at the end of each month the preferred shares were assumed outstanding plus amortization of the beneficial conversion feature discount.

VWAP Date	VWAP	92% of VWAP	# Shares to Dividend	Market Price	Dividend Expense
6/30/2014	1.8316	1.6851	53,410	$1.91	$102,013
5/30/2014	2.1963	2.0206	89,083	$2.15	$191,528
4/30/2014	2.2878	2.1048	85,520	$2.23	$190,709
3/31/2014	3.4226	3.1488	57,165	$3.47	$198,362
2/28/2014	3.7762	3.4741	51,812	$3.68	$190,668
1/31/2014	4.5397	4.1765	43,098	$4.56	$196,527
			Dividend expense		$1,069,807
			Beneficial Conversion Feature		$478,261
			Total Dividend Expense		$1,548,068

d.	Represents change in fair value of beneficial conversion derivative.

e.	Related stock issuance costs of $359,480 were recorded for underwriting and other fees associated with the sale of preferred stock to fund a portion of the PayOnline acquisition. A corresponding reduction to cash was recorded for pro forma purposes.

f.	Pro forma consideration consisted of 791,209 shares of the Company’s common stock issued with a total fair value $3.6 million.

g.	Represents amortization of capitalized intangible assets over their estimated economic useful lives as follows

	Fair Value Estimate	Amort Life	Mo. Amort	Amort 2014
Gateway and Platform Software	$3,000,000	36	$83,333	$1,000,000
Merchant and Consumer Customers	1,866,258	60	31,104	373,252
Contract with SD Ventures	1,000,000	36	27,778	333,333
PCI Level 1 Compliant	500,000	36	13,889	166,667
Domain Names	312,220	36	8,673	104,073
				$1,977,325

h.	To reflect the conversion of Preferred Stock issued to common shares during the first six months of 2014. The Preferred Stock self-liquidates in six monthly payments pursuant to the terms of the preferred stock agreement. The pro forma number of shares issued at conversion plus the number of shares issued as dividends were calculated as follows.

VWAP Date	VWAP	92% of VWAP	# Shares to Dividend	Weighted Avg Div Shares	PS Liq Calc - Convert to C/S Using Hist VWAP	Weighted Avg ("WA") Shares Issued
6/30/2014	1.8316	1.6851	53,410	26,705	296,723	148,362
5/30/2014	2.1963	2.0206	89,083	51,965	494,903	288,694
4/30/2014	2.2878	2.1048	85,520	57,013	475,110	316,740
3/31/2014	3.4226	3.1488	57,165	42,874	317,582	238,187
2/28/2014	3.7762	3.4741	51,812	43,177	287,844	239,870
1/31/2014	4.5397	4.1765	43,098	39,507	239,434	219,481
				WA Conversion Shares		1,451,333
				WA Dividend Shares		261,240
				Total Shares Pd for P/S		1,712,572

The number of shares of the Company’s common stock to be issued upon conversion of Preferred Stock is affected by the VWAP of the Company’s common stock. The VWAP has gone down significantly during 2015 and the number of shares actually issued were materially greater than the pro forma presentation above.

Pro Forma Income Statement Adjustments for the Three Months Ended March 31, 2015

i.	Pro forma consideration consisted of 791,209 shares of the Company’s common stock issued with a total fair value $3.6 million.

j.	Represents amortization of capitalized intangible assets over their estimated economic useful lives as follows:

	Fair Value Estimate	Amort Life	Mo. Amort	Amort 1Q15
Gateway and Platform Software	$3,000,000	36	$83,333	$250,000
Merchant and Consumer Customers	1,866,258	60	31,104	93,313
Contract with SD Ventures	1,000,000	36	27,778	83,333
PCI Level 1 Compliant	500,000	36	13,889	41,667
Domain Names	312,220	36	8,673	26,018
				$494,331

k.	Represents the 2014 conversion of Preferred Stock shares to common stock shares. Preferred Stock shares were sold to fund a portion of the PayOnline purchase price.

The fair value estimate for identifiable intangible assets is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their best use. For purposes of the accompanying unaudited pro forma condensed combined financial information, it is assumed that all assets will be used in a manner that represents their highest and best use. The final fair value determination for identified intangibles may differ from this preliminary determination.